Exhibit 4.1

HLSS SERVICER ADVANCE RECEIVABLES TRUST,

as Issuer,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date),

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date),

NEW RESIDENTIAL INVESTMENT CORP.,

CREDIT SUISSE AG, NEW YORK BRANCH,

as Administrative Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Committed Purchaser and Holder of the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

and

ALPINE SECURITIZATION CORP.

as Conduit Purchaser and Holder of the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

AMENDMENT NO. 1

dated as of October 16, 2015

to the

THIRD AMENDED AND RESTATED SERIES 2012-VF3 INDENTURE SUPPLEMENT

dated as of August 28, 2015

to the

SIXTH AMENDED AND RESTATED INDENTURE,

dated as of January 17, 2014

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-VF3

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED SERIES 2012-VF3 INDENTURE SUPPLEMENT

This Amendment No. 1, dated as of October 16, 2015 (the “Effective Date”) (this “Amendment”), to the Third Amended and Restated Series 2012-VF3 Indenture Supplement, dated as of August 28, 2015 (as has been, and as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”), by and among HLSS Servicer Advance Receivables Trust, as issuer (the “Issuer”), Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS Holdings, LLC (“HLSS”), as administrator (in such capacity, the “Administrator”) and as servicer, on and after the MSR Transfer Date (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC (“OLS”), as a subservicer (in such capacity, the “Subservicer”), and as servicer, prior to the MSR Transfer Date (in such capacity, the “Servicer”), New Residential Investment Corp. (“NRZ”) and Credit Suisse AG, New York Bank (“Credit Suisse”), as administrative agent (the “Administrative Agent”), to that certain Sixth Amended and Restated Indenture, dated as of January 17, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”, and together with the Indenture Supplement, the “Indenture”), among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Credit Suisse, as administrative agent, Barclays Bank PLC, as administrative agent, and Wells Fargo Securities, LLC, as administrative agent, related to the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes (collectively, the “Notes”) issued pursuant to the Indenture Supplement. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or Indenture Supplement, as applicable.

WHEREAS, Section 12.2 of the Base Indenture provides, among other things, that subject to the terms and provisions of each Indenture Supplement with respect to any amendment of such Indenture Supplement, the parties to the Indenture may at any time enter into an amendment to the Indenture, including any Indenture Supplement, with prior notice to the Note Rating Agency and the consent of Holders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of the Indenture, including any Indenture Supplement, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under the Base Indenture or any Indenture Supplement, upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion); provided, however, that no such amendment will modify any of the enumerated provisions set forth in Section 12.2 without the consent of the Holder of each Outstanding Note affected thereby;

WHEREAS, the Credit Suisse AG, Cayman Islands Branch, as committed purchaser (the “Committed Purchaser”) and Alpine Securitization Corp., as conduit purchaser (the “Conduit Purchaser,” and together with the Committed Purchaser, the “Noteholders”), together own 100% of the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes, which are the only Outstanding Notes issued pursuant to the Indenture Supplement;

WHEREAS, Section 12.3 of the Base Indenture provides that the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); and

WHEREAS, the Issuer, Administrator and the Noteholder desire to amend the Indenture Supplement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Indenture Supplement.

(a) The definition of “Advance Rates” in Section 2 of the Indenture Supplement is hereby amended by inserting the following proviso as the second proviso to such definition:

“provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if the Maximum VFN Principal Balance for such Class of Notes is equal to $0;

Section 2. Waiver of Issuer Tax Opinion.

Pursuant to Section 12(a) of the Indenture Supplement, the Noteholders hereby waive and instruct the Administrative Agent and the Indenture Trustee to waive the provisions of Section 12(a) of the Indenture Supplement which require delivery of an Issuer Tax Opinion with respect to this Amendment.

Section 3. Waiver of Certain Requirements under the Base Indenture.

(a) The Committed Purchaser and the Conduit Purchaser represent, warrant and certify to the Indenture Trustee that (i) they are the beneficial owners of 100% of the Series 2013-VF3 Notes; (ii) they have the authority to deliver this certification to the Indenture Trustee; (iii) such power has not been granted or assigned to any other person; and (iv) the Indenture Trustee may conclusively rely upon this certification.

(b) The Committed Purchaser and the Conduit Purchaser, as holders of 100% of the Series 2013-VF3 Notes, hereby instruct the Indenture Trustee to waive each requirement for the delivery of opinions (including the Authorization Opinion) and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Base Indenture and to execute this Amendment.

Section 4. Conditions to Effectiveness of this Amendment.

This Amendment shall become effective upon the latest to occur of the following (the “Effective Date”):

(i)	the execution and delivery of this Amendment by all parties hereto; and

(ii)	prior notice to the Note Rating Agency.

Section 5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Base Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Effective Date upon the satisfaction of the conditions precedent set forth in Section 4 hereof and shall not be effective for any period prior to the Effective Date solely as to the Series 2012-VF3 Notes and shall not apply to any other Series or Class of Notes issued under the Base Indenture. After this Amendment becomes effective, all references in the Indenture Supplement or the Base Indenture, to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Base Indenture shall be deemed to be references to the Indenture Supplement or the Base Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Base Indenture other than as set forth herein.

Section 6. Representations and Warranties. (a) The Committed Purchaser and Conduit Purchaser hereby represent and warrant that as of the date hereof (i) they are the Holders of all of the Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes, (ii) each is duly authorized to deliver this Amendment to the Indenture Trustee and such power has not been granted or assigned to any other Person, and (iii) the Indenture Trustee may conclusively rely upon this Amendment.

(b) In its capacity as Note Registrar, the Indenture Trustee confirms that the Note Register reflects the Committed Purchaser and Conduit Purchaser as the Holders of all Notes currently Outstanding under the Indenture Supplement. Such Holder’s consent to the terms of this Amendment is evidenced by its signature hereto.

(c) With the exception of the previously disclosed subpoena received from the Securities and Exchange Commission, HLSS hereby represents and warrants that as of the date hereof, no proceeding, investigation or litigation is before any court, tribunal or governmental body, nor to the knowledge of HLSS is threatened against HLSS, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of HLSS, is any such proceeding, investigation or litigation threatened against HLSS that could reasonably be expected to have an Adverse Effect.

Section 7. Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 8. Representations; Ratifications Covenants: (a) In order to induce the Noteholders and the Administrative Agent to execute and deliver this Amendment, each of the Issuer, HLSS, OLS and Servicer, and, each for itself and for no other party, hereby represents and warrants to the Noteholders and the Administrative Agent that as of the date hereof it is in full compliance with all of the terms and conditions of the Indenture and the other Transaction Documents and no Default or Event of Default has occurred and is continuing under the Indenture or any other Transaction Documents.

(b) The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.

Section 9. Entire Agreement. The Indenture Supplement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersede any prior or contemporaneous agreements relating to such subject matter.

Section 10. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 11. Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.

Section 12. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13. Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Base Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

Section 14. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.

Section 15. Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Adam B. Scozzafava
Name:	Adam B. Scozzafava
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Hang Luu
Name:	Hang Luu
Title:	Assistant Vice President

By:	/s/ Gisselle Picard
Name:	Gisselle Picard
Title:	Associate

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	/s/ Michael R. Bourque, Jr.
Name:	Michael R. Bourque, Jr.
Title:	Chief Financial Officer

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Vice President

By:	/s/ Erin McCutcheon
Name:	Erin McCutcheon
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Committed Purchaser and as Holder of the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-VF3 Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Authorized Signatory

By:	/s/ Erin McCutcheon
Name:	Erin McCutcheon
Title:	Authorized Signatory

ALPINE SECURITIZATION CORP., as Conduit Purchaser and as Holder of the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-VF3 Class A-VF3 Variable Funding Notes, the Class B-VF3 Variable Funding Notes, the Class C-VF3 Variable Funding Notes and the Class D-VF3 Variable Funding Notes

By:	CREDIT SUISSE AG, NEW YORK BRANCH, as its attorney-in-fact

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Authorized Signatory

By:	/s/ Erin McCutcheon
Name:	Erin McCutcheon
Title:	Authorized Signatory